UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2017

THEGLOBE.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25053	14-1782422
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500 Cordova Road, Suite 302, Fort Lauderdale, Florida	33316
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 769-5900

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

(b) On December 20, 2017, Michael S. Egan, Mr. Egan’s spouse, S. Jacqueline Egan, various grantor retained annuity trusts for the benefit of Mr. Egan’s children (collectively, the “Trusts”), and Dancing Bear Investments, Inc. (“Dancing Bear”), E&C Capital Partners, LLLP, E&C Capital Partners II, LLLP and The Registry Management Company, LLC, each of which is controlled, directly or indirectly, by Mr. Egan (such entities, collectively with Mr. Egan, Ms. Egan and the Trusts, the “Sellers”), entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Delfin Midstream LLC (the “Purchaser”). Pursuant to the Purchase Agreement, the Sellers have agreed to sell to the Purchaser shares of common stock of theglobe.com, inc. (the “Company”) representing approximately 70.9% of the issued and outstanding shares of the Company’s common stock. As a result, upon the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), a change in control of the Company will occur and the Purchaser will be the Company’s majority stockholder with the voting power to control the election of the Company’s directors and any other matter requiring the affirmative vote or consent of the Company’s stockholders.

As contemplated by the Purchase Agreement, the current members of the Company’s Board of Directors, who are Michael S. Egan, Edward A. Cespedes and Robin S. Lebowitz, will resign from their respective director and officer positions with the Company, and William R. (Rusty) Nichols will be appointed as the sole member of the Company’s Board of Directors and as an executive officer of the Company, in each case, effective upon the later of the Closing and the date which is 10 days following the first mailing of the Company’s Information Statement pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 promulgated thereunder (the “Information Statement”).

Closing of the transactions contemplated by the Purchase Agreement is subject to certain conditions, including delivery of documentation evidencing satisfaction of borrowings from Dancing Bear, termination of the Company’s Services Agreement with Dancing Bear and satisfaction of accrued fees thereunder, and the satisfaction or waiver of accrued compensation to Mr. Egan and Ms. Lebowitz. There is no assurance that the transactions contemplated by the Purchase Agreement will be completed on the contemplated terms, when expected, or at all.

Additional information regarding the Purchase Agreement and the anticipated change in control of the Company in connection therewith, including information regarding Mr. Nichols, is set forth in the Information Statement, which was first mailed to stockholders and filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2017 and is also available on the SEC’s website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEGLOBE.COM, INC.

Date: December 21, 2017
	By:	/s/	Edward A. Cespedes
Edward A. Cespedes,
President and Chief Financial Officer